                                                                    EXHIBIT 23.1

                          INDEPENDENT REGISTERED PUBLIC
                            ACCOUNTING FIRM'S CONSENT

Blonder Tongue Laboratories, Inc.

We consent to the  incorporation by reference in the Registration  Statements of
Blonder Tongue Laboratories, Inc. on Form S-3 (File No. 333-53045 ) and Form S-8
(File Nos. 333-15039, 333-52519, 333-37670, 333-96993, 333-111367 and 333-53045)
of our report dated  February 23, 2007,  except for Note 16 as to which the date is March 29,  2007 with  respect  to our  audits of the  consolidated  financial statements and schedule of Blonder Tongue Laboratories,  Inc. as of December 31,
2006 and 2005 and for the years then  ended  appearing  in the Annual  Report on
Form 10-K of Blonder Tongue  Laboratories,  Inc. for the year ended December 31,
2006. We also consent to the  reference to our firm under the heading  "Experts"
in each such Prospectus.

  /s/ Marcum & Kliegman LLP
  Marcum & Kliegman LLP

New York, New York
March 29, 2007